EXHIBIT 31.2
CERTIFICATE PURSUANT TO RULE 13A-14(A)
UNDER THE SECURITIES EXCHANGE ACT OF 1934
I, Beth W. Cooper, certify that:
1.I have reviewed this Amendment to the annual report on Form 10-K for the year ended December 31, 2022 of Chesapeake Utilities Corporation;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: October 23, 2023

/S/ BETH W. COOPER
Beth W. Cooper Executive Vice President, Chief Financial Officer,Treasurer, and Assistant Corporate Secretary